Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

April 2013 Performance Update

The Frontier Fund Supplement Dated April 30, 2013 to Prospectus Dated April 30, 2013.

The Frontier Fund Class 2 Original

THE FRONTIER FUND’ S GOAL: To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

December performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	April 30, 2013	April 30, 2013	NAV / Unit
	MTD	YTD
Balanced Series-2	3.84%	2.69%	$153.22
Balanced Series-2a	3.98%	3.22%	$128.37
Frontier Select Series-2	2.95%	7.92%	$107.44
Currency Series-2**	-2.20%	-3.12%	$70.67
Long/Short Commodity Series-2	-0.03%	-0.40%	$145.06
Frontier Heritage Series-2	3.19%	11.72%	$134.81
Winton Series-2	4.36%	9.78%	$173.77

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of April 30, 2013. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.
**	Effective April 19, 2013, the Currency Series ceased operations and liquidated. All existing investors were redeemed as of April 19, 2013 at that date’s unit net asset value.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$100,873.50
Unrealized trading gain (loss)	2,262,531.36
Less: Commissions	(53,207.51)
Less: Trading Fee paid to Managing Owner	(37,680.42)
Interest income	3,955.57

Total Income	2,276,472.50
EXPENSES
Broker service fees	0.00
Incentive fees	376,557.67
Management fees	42,057.17

Total Expenses	418,614.84

Net Income (Loss)	$1,857,857.66

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	330,552.01327	$48,774,407.49	$147.55
Current month additions	0.00000	0.00
Current month redemptions	(9,093.18791)	(1,378,640.28)
Net income (loss) for current month		1,857,857.66	5.67

Net asset value, end of current month	321,458.83000	$49,253,624.87	$153.22

	Monthly rate of return		3.84%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—2

THE FRONTIER FUND BALANCED SERIES—2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,983.35
Unrealized trading gain (loss)	42,321.67
Less: Commissions	(990.23)
Less: Trading Fee paid to Managing Owner	(701.89)
Interest income	1,329.80

Total Income	43,942.70
EXPENSES
Trading fees	0.00
Broker service fees	0.00
Incentive fees	7,063.48
Management fees	783.22

Total Expenses	7,846.70

Net Income (Loss)	$36,096.00

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	7,341.28952	$906,351.02	$123.46
Current month additions	0.00000	0.00
Current month redemptions	(153.01999)	(19,662.24)
Net income (loss) for current month		36,096.00	4.91

Net asset value, end of current month	7,188.27000	$922,784.78	$128.37

	Monthly rate of return		3.98%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—2a

THE FRONTIER FUND FRONTIER SELECT SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(14,847.22)
Unrealized trading gain (loss)	106,374.78
Less: Commissions	(1,080.14)
Less: Trading Fee paid to Managing Owner	(1,944.56)
Interest income	3,567.03

Total Income	92,069.89
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	5,978.27

Total Expenses	5,978.27

Net Income (Loss)	$86,091.62

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	28,227.83377	$2,945,706.38	$104.35
Current month additions	0.00000	0.00
Current month redemptions	(790.40689)	(83,979.25)
Net income (loss) for current month		86,091.62	3.09

Net asset value, end of current month	27,437.43000	$2,947,818.75	$107.44

	Monthly rate of return		2.95%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER SELECT SERIES—2

THE FRONTIER FUND CURRENCY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(31,266.22)
Unrealized trading gain (loss)	30,147.41
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(20.11)
Interest income	95.16

Total Income	(1,043.76)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	0.00

Total Expenses	0.00

Net Income (Loss)	$(1,043.76)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	655.79268	$47,388.87	$72.26
Current month additions	0.00000	0.00
Current month redemptions	(655.79268)	(46,345.11)
Net income (loss) for current month		(1,043.76)	(1.59)

Net asset value, end of current month	0.00000	$0.00	$70.67

	Monthly rate of return		-2.20%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—CURRENCY SERIES—2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(109,868.62)
Unrealized trading gain (loss)	136,977.26
Less: Commissions	(5,653.12)
Less: Trading Fee paid to Managing Owner	(3,619.17)
Interest income	11,546.01

Total Income	29,382.36
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	32,158.71

Total Expenses	32,158.71

Net Income (Loss)	$(2,776.35)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	39,301.35915	$5,702,854.80	$145.11
Current month additions	0.00000	0.00
Current month redemptions	(2,948.79694)	(426,617.21)
Net income (loss) for current month		(2,776.35)	(0.05)

Net asset value, end of current month	36,352.56000	$5,273,461.24	$145.06

	Monthly rate of return		-0.03%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—LONG/SHORT COMMODITY SERIES—2

THE FRONTIER FUND FRONTIER HERITAGE SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$8,850.41
Unrealized trading gain (loss)	123,965.27
Less: Commissions	(152.33)
Less: Trading Fee paid to Managing Owner	(2,535.62)
Interest income	2,184.85

Total Income	132,312.58
EXPENSES
Broker service fees	0.00
Incentive fees	6,539.98
Management fees	5,061.00

Total Expenses	11,600.98

Net Income (Loss)	$120,711.60

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	29,241.71191	$3,820,425.56	$130.65
Current month additions	0.00000	0.00
Current month redemptions	(392.04864)	(51,865.95)
Net income (loss) for current month		120,711.60	4.16

Net asset value, end of current month	28,849.66000	$3,889,271.21	$134.81

	Monthly rate of return		3.19%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER HERITAGE SERIES—2

THE FRONTIER FUND WINTON SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$54,688.04
Unrealized trading gain (loss)	481,460.91
Less: Commissions	(935.99)
Less: Trading Fee paid to Managing Owner	(7,211.73)
Interest income	8,891.00

Total Income	536,892.23
EXPENSES
Broker service fees	0.00
Incentive fees	46,284.44
Management fees	24,904.77

Total Expenses	71,189.21

Net Income (Loss)	$465,703.02

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	64,423.01304	$10,727,425.60	$166.52
Current month additions	0.00000	0.00
Current month redemptions	(655.19639)	(112,165.89)
Net income (loss) for current month		465,703.02	7.25

Net asset value, end of current month	63,767.81665	$11,080,962.73	$173.77

	Monthly rate of return		4.36%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES—2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$370,330.21
Unrealized trading gain (loss)	8,424,581.60
Less: Commissions	(197,283.34)
Less: Trading Fee paid to Managing Owner	(139,669.89)
Interest income	20,110.52

Total Income	8,478,069.10
EXPENSES
Trading fees	0.00
Broker service fees	342,626.89
Incentive fees	1,396,969.59
Management fees	156,016.67

Total Expenses	1,895,613.15

Net Income (Loss)	$6,582,455.95

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,496,535.93535	$182,215,835.17	$121.76
Current month additions	712.66334	75,223.77
Current month redemptions	(56,738.41062)	(6,972,594.00)
Net income (loss) for current month		6,582,456.15	4.52

Net asset value, end of current month	1,440,510.19000	$181,900,921.09	$126.28

	Monthly rate of return		3.71%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES

THE FRONTIER FUND FRONTIER SELECT SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(121,616.54)
Unrealized trading gain (loss)	869,982.94
Less: Commissions	(8,853.30)
Less: Trading Fee paid to Managing Owner	(15,931.22)
Interest income	29,225.62

Total Income	752,807.50
EXPENSES
Trading fees	0.00
Broker service fees	55,943.55
Incentive fees	0.00
Management fees	48,976.70

Total Expenses	104,920.25

Net Income (Loss)	$647,887.25

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	289,557.25244	$24,338,864.96	$84.06
Current month additions	17.21000	1,434.62
Current month redemptions	(10,304.03635)	(871,273.86)
Net income (loss) for current month		647,887.25	2.30

Net asset value, end of current month	279,270.43000	$24,116,912.97	$86.36

	Monthly rate of return		2.74%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER SELECT SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(505,990.19)
Unrealized trading gain (loss)	487,197.70
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(337.46)
Interest income	1,592.85

Total Income	(17,537.10)
EXPENSES
Trading fees	0.00
Broker service fees	1,269.55
Incentive fees	0.00
Management fees	0.00

Total Expenses	1,269.55

Net Income (Loss)	$(18,806.65)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	14,753.22438	$836,403.93	$56.69
Current month additions	3.29414	179.50
Current month redemptions	(14,756.51852)	(817,776.78)
Net income (loss) for current month		(18,806.65)	(1.27)

Net asset value, end of current month	0.00000	$0.00	55.42

	Monthly rate of return		-2.24%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—CURRENCY SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(976,256.03)
Unrealized trading gain (loss)	1,220,077.71
Less: Commissions	(50,002.76)
Less: Trading Fee paid to Managing Owner	(70,841.97)
Interest income	101,991.94

Total Income	224,968.89
EXPENSES
Trading fees	0.00
Broker service fees	32,686.36
Incentive fees	0.00
Management fees	214,133.65

Total Expenses	246,820.01

Net Income (Loss)	$(21,851.12)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	402,286.77735	$49,701,214.02	$123.55
Current month additions	283.10262	30,812.62
Current month redemptions	(17,763.64795)	(2,251,807.32)
Net income (loss) for current month		(21,851.12)	(0.22)

Net asset value, end of current month	384,806.22000	$47,458,368.20	$123.33

	Monthly rate of return		-0.17%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND FRONTIER HERITAGE SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$46,842.30
Unrealized trading gain (loss)	653,331.84
Less: Commissions	(802.41)
Less: Trading Fee paid to Managing Owner	(13,346.33)
Interest income	11,505.60

Total Income	697,531.00
EXPENSES
Trading fees	0.00
Broker service fees	43,241.59
Incentive fees	34,448.14
Management fees	26,637.14

Total Expenses	104,326.87

Net Income (Loss)	$593,204.13

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	190,237.35514	$20,182,606.70	$106.09
Current month additions	38.34724	3,986.10
Current month redemptions	(5,711.26407)	(603,831.03)
Net income (loss) for current month		593,204.13	3.23

Net asset value, end of current month	184,564.44000	$20,175,965.90	$109.32

	Monthly rate of return		3.04%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER HERITAGE SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$208,352.81
Unrealized trading gain (loss)	1,837,028.56
Less: Commissions	(3,569.58)
Less: Trading Fee paid to Managing Owner	(27,510.36)
Interest income	33,916.21

Total Income	2,048,217.64
EXPENSES
Trading fees	0.00
Broker service fees	81,184.77
Incentive fees	176,620.91
Management fees	95,003.88

Total Expenses	352,809.56

Net Income (Loss)	$1,695,408.08

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	286,082.12096	$40,990,191.21	$143.28
Current month additions	110.02596	15,481.75
Current month redemptions	(2,842.45642)	(416,962.21)
Net income (loss) for current month		1,695,408.08	5.95

Net asset value, end of current month	283,349.68665	$42,284,118.83	$149.23

	Monthly rate of return		4.15%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES